SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

CommerceFirst Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-51104	52-2180744
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

1804 West Street, Suite 200, Annapolis MD  21401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  410.280.6695

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)           Not applicable.

(b)                                 Not applicable.

(c)           Not applicable.

(d)           On July 20, 2006, the Board of Directors CommerceFirst Bancorp, Inc. (the “Company”) appointed George C. Shenk, Jr. to the Board of Directors to fill a vacancy in the class of directors the term of which expires in 2009, subject to approval of the shareholders at the 2007 annual meeting.  Mr. Shenk will continue to serve as a member of the Board of Directors of CommerceFirst Bank, where he has been a director since its organization.  To the knowledge of the Company, there is no arrangement or understanding between Mr. Shenk and any person pursuant to which he was selected as a director.  Mr. Shenk will become a member of the Nominating Committee of the Board of Directors of the Company, which consists of all independent members of the Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCEFIRST BANCORP, INC.

By:	/s/ Lamont Thomas
Lamont Thomas, Executive Vice President, Chief Operating Officer

Dated: July 20, 2006